CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the inclusion in this Form 10-KSB for the year ended December 31, 1998 and to the incorporation by reference in the previously filed Registration Statements (No.s 333-61061 and 333-61037) of our reports dated April 15, 1999.




/s/ Arthur  Andersen  LLP
    Arthur  Andersen  LLP
    April 15,  1999